The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210919

Subject to Completion, Dated March 10, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 25, 2016)

         Depositary Shares

Each representing a 1/40th Interest in a Share of

Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock

Each of the depositary shares offered hereby (the “depositary shares”) represents a 1/40th ownership interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), of New York Community Bancorp, Inc., deposited with Computershare, Inc. and Computershare Trust Company, N.A., as joint depositary. The depositary shares are evidenced by depositary receipts. As a holder of the depositary shares, you are entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series A Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds to pay dividends. Dividends will accrue on the liquidation amount of $1,000 per share of the Series A Preferred Stock at a rate per annum equal to (i)         % from the original issue date of the Series A Preferred Stock to but excluding             , 2027; and (ii) a floating rate equal to Three-month LIBOR (as defined elsewhere in this prospectus supplement) plus         % from and including             , 2027. Fixed rate dividends will be payable in arrears on             ,            ,         and                  of each year, commencing on                 , 2017, through and including                , 2027, and floating rate dividends will be payable in arrears on                 ,                 ,                  and                  of each year, commencing on                , 2027. Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement. We are currently required to receive a non-objection from the Board of Governors of the Federal Reserve System (the “FRB”) to the declaration of dividends prior to declaring any dividends payable to our shareholders.

We may, at our option and subject to regulatory approval, redeem the shares of Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date (as that term is defined elsewhere in this prospectus supplement) on or after the dividend payment date in                  2027 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined elsewhere in this prospectus supplement), in each case, at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series A Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series A Preferred Stock will not have any voting rights except as described elsewhere in this prospectus supplement. See “Description of the Series A Preferred Stock—Voting rights.”

Neither the Series A Preferred Stock nor the depositary shares will be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

Investing in the depositary shares and the underlying Series A Preferred Stock involves risks. See “Risk Factors” beginning on page S-9 to read about factors you should consider before buying the depositary shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before offering expenses, to us(1)	$	$

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the original issue date, which is expected to be , 2017.

We intend to apply to list the depositary shares on the New York Stock Exchange (the “NYSE”) under the symbol “                 .” If the application to list is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after they are first issued. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Our common stock is listed on the NYSE under the symbol “NYCB.”

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants against payment in New York, New York on or about                 , 2017.

Joint Active Book-Running Managers

Goldman, Sachs & Co.	BofA Merrill Lynch	Credit Suisse

Joint Passive Book-Running Managers

Citigroup	Sandler O’Neill + Partners, L.P.

Lead Manager

Raymond James

Prospectus Supplement dated                 , 2017

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus that we prepare. We have, and the underwriters have not, not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of New York Community Bancorp, Inc. and its consolidated subsidiaries and affiliates may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

Unless otherwise mentioned or unless the context requires otherwise (for example, in references under “Forward-Looking Statements” and “Risk Factors” to the Company’s consolidated businesses, operations and prospects), all references in this prospectus supplement to “New York Community Bancorp, Inc.”, “we”, “our” and “us” mean New York Community Bancorp, Inc. and do not include its consolidated subsidiaries. References to “the Company” mean New York Community Bancorp, Inc., together with its consolidated subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC. The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We have filed and will file proxy statements, annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”. Our SEC filings are also available at the offices of the NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-5060.

The SEC allows us to incorporate documents by reference in this prospectus supplement. This means that if we list or refer to a document which we have filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus supplement.

The documents listed below are incorporated by reference into this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 1, 2017 (SEC File No. 001-31565) (“our Form 10-K”);

•	Our Current Report on Form 8-K, filed on January 25, 2017 (Item 8.01 only) (SEC File No. 001-31565); and

•	Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of the offering of the securities.

You may obtain a copy of any or all of these documents from us, at no cost, by contacting us at New York Community Bancorp, Inc., Attention: Corporate Secretary, 615 Merrick Avenue, Westbury, New York 11590, or by telephone at (516) 683-4100.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements relating to future results of the Company that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Although we believe that our plans, intentions, and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that they will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

The forward-looking statements included in this prospectus supplement relate to the following factors, among others:

•	the impact of the issuance of the Series A Preferred Stock and the use of proceeds therefrom on the Company’s capitalization;

•	the existence or development of a trading market for the depositary shares;

•	the price at which the depositary shares could trade;

•	the effect of our credit rating on our results of operations or financial condition and on the ability of holders to sell their depositary shares and at what price; and

•	the additional shares of Series A Preferred Stock or the related depositary shares we could issue and sell after the offering described in this prospectus supplement.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	potential increases in costs if the Company’s total assets meet or exceed $50 billion over four consecutive quarters and the Company becomes a “Systemically Important Financial Institution” (“SIFI”) under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”);

•	heightened regulatory focus on commercial real estate concentration and related limits that have been, or may in the future be, imposed by regulators;

S-iii

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	our ability to obtain timely shareholder and regulatory approvals of any merger transactions we may propose;

•	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames;

•	potential exposure to unknown or contingent liability of companies we have acquired, may acquire, or target for acquisition;

•	failure to obtain applicable regulatory approvals for the payment of future dividends, including dividends on the Series A Preferred Stock;

•	the ability to pay future dividends at currently expected rates;

•	the ability to hire and retain key personnel;

•	the ability to attract new customers and retain existing ones in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•	changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the FRB;

•	changes in accounting principles, policies, practices, or guidelines;

S-iv

•	a material breach in performance by New York Community Bank under our loss sharing agreements with the FDIC;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Our forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Company’s control), including those factors described in “Risk Factors” in Item 1A of our Annual Report Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement.

Readers should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of on which such statements are made. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

S-v

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 to determine whether an investment in the depositary shares is appropriate for you.

New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is organized under Delaware Law as a multi-bank holding company with two primary subsidiaries: New York Community Bank and New York Commercial Bank (hereinafter referred to as the “Community Bank” and the “Commercial Bank,” respectively, and collectively as the “Banks”). The Community Bank currently has 225 branches in Metro New York, New Jersey, Ohio, Florida, and Arizona, and the Commercial Bank currently has 30 branches in Metro New York. At December 31, 2016, we had total assets of $48.9 billion, including loans of $39.5 billion, and total deposits of $28.9 billion.

Our principal office is located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number at that location is (516) 683-4100. Our common stock is listed on the NYSE under the symbol “NYCB.” Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in documents incorporated by reference in this prospectus supplement. Please see “Where You Can Find More Information.”

The Offering

Issuer:	New York Community Bancorp, Inc.

Securities offered:	depositary shares, each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), of New York Community Bancorp, Inc. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional depositary shares representing shares of the Series A Preferred Stock, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes.

Dividend payment dates:	(i) each , , and , commencing , 2017, to and ending , 2027, and (ii) each , , and , commencing , 2027, subject to adjustment in the case of any such date after , 2027 that falls on a day that is not a business day as described under “Description of the Series A Preferred Stock—Dividends” below. “Dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series A Preferred Stock) and continuing to but not including the next succeeding dividend payment date.

Dividends:	We will pay dividends on the Series A Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board). Dividends will accrue on the liquidation amount of $1,000 per share of the Series A Preferred Stock (the “Series A liquidation amount”) (equivalent to $25 per depositary share) at a rate per annum equal to (i) % from the original issue date of the Series A Preferred Stock to but excluding the dividend payment date on 2027 and (ii) a floating rate equal to Three-month LIBOR (as defined under “Description of the Series A Preferred Stock—Dividends”) plus %, from and including the dividend payment date on , 2027. Dividends will be payable in arrears on each dividend payment date. Each dividend period relating to a dividend payment date on or before 2027 is a “fixed rate period,” and each dividend period thereafter is a “floating rate period.”

Any such dividends will be distributed to holders of the depositary shares in the manner described under “Description of the Series A Preferred Stock—Dividends” below.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period (as defined under “Description of the Series A Preferred Stock—Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series A Preferred Stock—Restrictions on dividends” below.

Throughout 2016, the Company was required to receive a non-objection from the FRB to pay cash dividends on its outstanding common stock, and the FRB has advised the Company to continue the exchange of written documentation to obtain the FRB’s non-objection to the declaration of any dividends, including any dividends on the Series A Preferred Stock.

Redemption:	The Series A Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in 2027, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Series A Preferred Stock—Redemption”), in each case at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series A Preferred Stock called for redemption. Neither the holders of the Series A Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A Preferred Stock.

Redemption of the Series A Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series A Preferred Stock—Redemption” below. Any redemption of the Series A Preferred Stock is subject to any required prior approval of the FRB and to the satisfaction of any conditions set forth in the capital rules or regulations of the FRB or any other regulatory authority applicable to redemption of the Series A Preferred Stock.

Liquidation rights:	In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Series A Preferred Stock will be entitled to receive an amount per share equal to the Series A liquidation amount of $1,000 per share (equivalent to $25 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to any other class or series of our stock that ranks equally with the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up (“junior stock”).

Voting rights:	None, except with respect to certain changes in the terms of the Series A Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series A Preferred Stock—Voting rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting of the Series A Preferred Stock” below.

Ranking:	Shares of the Series A Preferred Stock will rank senior to our common stock and all other junior stock, and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of New York Community Bancorp, Inc.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding up only out of funds legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the Series A Preferred Stock and any other stock designated as ranking on a parity with the Series A Preferred Stock as to payment of dividends (“dividend parity stock”).

Maturity:	The Series A Preferred Stock does not have any maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and conversion rights:	None.

NYSE listing:	We intend to apply to list the depositary shares on the NYSE under the symbol “ .” If the application to list is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after they are first issued. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed.

Tax consequences:	If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a United States alien holder, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series A Preferred Stock, see “Material United States Federal Income Tax Considerations.”

Use of proceeds:	We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series A Preferred Stock for general corporate purposes and expect to contribute a substantial portion of the net proceeds to the Banks. See “Use of Proceeds.”

Joint depositary:	Computershare, Inc. and Computershare Trust Company, N.A.

Transfer Agent & Registrar:	Computershare, Inc.

Risk factors:	Please refer to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

SUMMARY FINANCIAL DATA

The following table sets forth our summary financial data for the periods or as of the dates presented. We derived the earnings summary data for each of the years ended December 31, 2016, 2015 and 2014 and the balance sheet summary data as of December 31, 2016 and 2015 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein. We derived the earnings summary data for each of the years ended December 31, 2013 and 2012 and the balance sheet summary data as of December 31, 2014, 2013 and 2012 from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2016 incorporated by reference herein.

	As of or For the Years Ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except share data)
EARNINGS SUMMARY:
Net interest income(1)	$1,287,382	$408,075	$1,140,353	$1,166,616	$1,160,021
Provision for (recovery of) losses on non-covered loans	11,874	(3,334)	—	18,000	45,000
(Recovery of) provision for losses on covered loans	(7,694)	(11,670)	(18,587)	12,758	17,988
Non-interest income	145,572	210,763	201,593	218,830	297,353
Non-interest expense:
Operating expenses(2)	638,109	615,600	579,170	591,778	593,833
Amortization of core deposit intangibles	2,391	5,344	8,297	15,784	19,644
Debt repositioning charge	—	141,209	—	—	—
Merger-related expenses	11,146	3,702	—	—	—
Total non-interest expense	651,646	765,855	587,467	607,562	613,477
Income tax expense (benefit)	281,727	(84,857)	287,669	271,579	279,803
Net income (loss)(3)	495,401	(47,156)	485,397	475,547	501,106
Basic earnings (loss) per share(3)	$1.01	$(0.11)	$1.09	$1.08	$1.13
Diluted earnings (loss) per share(3)	1.01	(0.11)	1.09	1.08	1.13
Dividends paid per common share	0.68	1.00	1.00	1.00	1.00
SELECTED RATIOS:
Return on average assets(3)	1.00%	(0.10)%	1.01%	1.07%	1.18%
Return on average stockholders’ equity(3)	8.19	(0.81)	8.41	8.46	9.06
Average stockholders’ equity to average assets	12.28	11.90	12.01	12.66	13.02
Operating expenses to average assets(2)	1.29	1.26	1.21	1.33	1.40
Efficiency ratio(1)(2)	44.53	99.48	43.16	42.71	40.75
Interest rate spread(1)	2.85	0.69	2.57	2.90	3.11
Net interest margin(1)	2.93	0.94	2.67	3.01	3.21
Dividend payout ratio	67.33	—	91.74	92.59	88.50
BALANCE SHEET SUMMARY:
Total assets	$48,926,555	$50,317,796	$48,559,217	$46,688,287	$44,145,100
Loans, net of allowances for loan losses	39,308,016	38,011,995	35,647,639	32,727,507	31,580,636
Allowance for losses on non-covered loans	158,290	147,124	139,857	141,946	140,948
Allowance for losses on covered loans	23,701	31,395	45,481	64,069	51,311
Securities	3,817,057	6,173,645	7,096,450	7,951,020	4,913,528
Deposits	28,887,903	28,426,758	28,328,734	25,660,992	24,877,521
Borrowed funds	13,673,379	15,748,405	14,226,487	15,105,002	13,430,191
Stockholders’ equity	6,123,991	5,934,696	5,781,815	5,735,662	5,656,264
Common shares outstanding	487,056,676	484,943,308	442,587,190	440,809,365	439,050,966

	As of or For the Years Ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except share data)
Book value per share	$12.57	$12.24	$13.06	$13.01	$12.88
Stockholders’ equity to total assets	12.52%	11.79%	11.91%	12.29%	12.81%
ASSET QUALITY RATIOS (excluding covered assets):
Non-performing non-covered loans to total non-covered loans	0.15%	0.13%	0.23%	0.35%	0.96%
Non-performing non-covered assets to total non-covered assets	0.14	0.13	0.30	0.40	0.71
Allowance for losses on non-covered loans to non-performing non-covered loans	277.19	310.08	181.75	137.10	53.93
Allowance for losses on non-covered loans to total non-covered loans	0.42	0.41	0.42	0.48	0.52
Net charge-offs (recoveries) to average loans(4)	0.00	(0.02)	0.01	0.05	0.13
ASSET QUALITY RATIOS (including covered assets):
Total non-performing loans to total loans	0.48%	0.49%	0.66%	0.97%	1.88%
Total non-performing assets to total assets	0.44	0.45	0.68	0.91	1.47
Allowances for loan losses to total non-performing loans	96.39	96.51	78.92	65.40	33.50
Allowances for loan losses to total loans	0.47	0.47	0.52	0.63	0.63

(1)	The 2015 amount reflects the impact of a $773.8 million debt repositioning charge recorded as interest expense in the fourth quarter of the year.
(2)	The 2015 amount includes state and local non-income taxes of $5.4 million resulting from the debt repositioning charge.
(3)	The 2015 amount reflects the $546.8 million after-tax impact of the debt repositioning charge recorded as interest expense and non-interest expense, combined.
(4)	Average loans include covered loans.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends. Prior to the issuance of the Series A Preferred Stock, there were no shares of our preferred stock outstanding. Accordingly, the numbers presented below do not include preferred stock dividends.

	For the Years Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	2.95	—	2.39	2.35	2.22
Deficiency of earnings to combined fixed charges and preferredstock dividends (in thousands)	$—	$(132,013)(2)	$—	$—	$—

(1)	For purposes of computing this ratio, earnings generally consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expenses considered representative of the interest factor and capitalized interest.
(2)	Includes impact of debt repositioning charge.

RISK FACTORS

Your investment in the depositary shares involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Series A Preferred Stock and/or the depositary shares and others of which relate to the Company. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the depositary shares and the loss of all or part of your investment.

The depositary shares are fractional interests in the shares of the Series A Preferred Stock.

We are issuing fractional interests in shares of the Series A Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Series A Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Dividends on the Series A Preferred Stock will be discretionary and noncumulative, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations or if we fail to obtain the non-objection of the FRB with respect to the declaration of dividends.

Dividends on the Series A Preferred Stock will be discretionary and noncumulative. If our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on the Series A Preferred Stock for any dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors (or any duly authorized committee thereof) has not declared a dividend before the related dividend payment date, whether or not dividends on the Series A Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period. Additionally, under the FRB’s capital rules, dividends on the Series A Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional tier 1 capital instruments.

In addition, throughout 2016, the Company was required to receive a non-objection from the FRB to pay cash dividends on its outstanding common stock, and the FRB has advised the Company to continue the exchange of written documentation to obtain their non-objection to the declaration of any dividends, including any dividends on the Series A Preferred Stock. There can be no guarantee that the FRB will approve any requested dividends on the Series A Preferred Stock. Further, if payment of dividends on Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, or any agreement we may enter into with our regulators from time to time, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable.

In addition, if the Company were to become a SIFI, as defined in the current regulations, we would become subject to regulations under the Dodd-Frank Act that may limit the amount of capital that can be distributed by the Company from time to time. These would include a requirement to submit an annual capital plan to the FRB describing proposed capital distributions and obtaining a non-objection from the FRB. At December 31, 2016, the four-quarter average of our total consolidated assets was $49.0 billion. Based on the current regulations, the Company will become a SIFI if our total consolidated assets average meets or exceeds $50 billion over four consecutive quarters.

The Series A Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of the Series A Preferred Stock will be equity interests in New York Community Bancorp, Inc. and will not constitute indebtedness. This means that the Series A Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of December 31, 2016, our total liabilities, including deposits, wholesale borrowings and debentures, were approximately $42.8 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series A Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock, (1) dividends will be payable only if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. As a bank holding company, our ability to declare and pay dividends is also dependent on certain federal regulatory considerations. Further, the Series A Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of dividend parity stock and junior stock described under “Description of Series A Preferred Stock—Restrictions on dividends” and the limited voting rights referred to below under “Description of Series A Preferred Stock—Voting rights.”

The Series A Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series A Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series A Preferred Stock, upon the vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that ranks equally with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and/or the payment of dividends. The terms of any future preferred stock expressly senior to the Series A Preferred Stock may restrict dividend payments on the Series A Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series A Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series A Preferred Stock, and no shares of the Series A Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series A Preferred Stock not being paid to you.

We are a non-operating holding company, and as a result, are dependent on dividends from our bank subsidiaries to meet our obligations, including our obligations with respect to our securities, and to provide funds for payment of dividends to our stockholders and stock repurchases.

We are a non-operating holding company and our principal assets and sources of income are the Banks. We are a legal entity separate and distinct from the Banks and, therefore, we rely primarily on dividends, interest, distributions and other payments from the Banks to meet our obligations, including to provide funds for payment of any common and preferred dividends to our stockholders, to the extent declared by our board of directors.

There are various legal limitations on the extent to which the Banks can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. The Banks are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from the Banks to the parent company or other subsidiaries. The ability of the Banks to pay dividends and other capital distributions to us is generally limited by New York State Banking Law and regulations, and by certain regulations of the FDIC. In addition, the Superintendent of the New York State Department of Financial Services (the “Superintendent”), the FDIC, and the FRB, for reasons of safety and soundness, may prohibit the payment of dividends that are otherwise permissible by regulations. Under New York State Banking Law, a New York State-chartered stock-form savings bank or commercial bank may declare and pay dividends out of its net profits, unless there is an impairment of capital. However, the approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of a bank’s net profits for that year, combined with its retained net profits for the preceding two years. In 2016, the Banks paid dividends totaling $330.0 million to us, leaving $220.0 million that they could dividend to us without regulatory approval at year-end. Additional sources of liquidity available to New York Community Bancorp, Inc. at December 31, 2016 included $63.7 million in cash and cash equivalents and $2.0 million of available-for-sale securities. If either of the Banks were to apply to the Superintendent for approval to make a dividend or capital distribution in excess of the dividend amounts permitted under the regulations, there can be no assurance that such application would be approved.

These restrictions can reduce the amount of funds available to meet our obligations. The Banks are also subject to restrictions on their ability to lend to or transact with affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Although we maintain cash positions for liquidity at the holding company level, if the Banks or our other subsidiaries were unable to supply us with cash over time, we could become unable to meet our obligations (including our obligations with respect to our debt securities), declare or pay dividends in respect of our capital stock (including the Series A Preferred Stock), or perform stock repurchases.

Because we are a holding company, our rights and the rights of the holders of the Series A Preferred Stock to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our banking subsidiaries, their depositors), in addition to our creditors. The rights of holders of the Series A Preferred Stock and of the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series A Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Investors should not expect us to redeem the Series A Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The

Series A Preferred Stock may be redeemed by us at our option with the prior approval of the FRB or any successor appropriate federal banking agency, (i) either in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in                2027, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series A Preferred Stock. See “—Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the FRB.”

We may be able to redeem the Series A Preferred Stock prior to the dividend payment date in              2027.

By its terms, the Series A Preferred Stock may be redeemed by us prior to the dividend payment date in                2027 upon the occurrence of certain events involving the capital treatment of the Series A Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “Regulatory Capital Treatment Event,” we may, at our option, redeem in whole, but not in part, the shares of Series A Preferred Stock, subject to the approval of the FRB or any successor appropriate federal banking agency. See “Description of the Series A Preferred Stock—Redemption.”

The terms of the Series A Preferred Stock have been established to satisfy the criteria for “tier 1 capital” instruments set forth in the FRB’s Basel III-based capital rules applicable to bank holding companies (the “Capital Rules”). However, it is possible that the Series A Preferred Stock may not satisfy the criteria for tier 1 capital instruments set forth in the Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series A Preferred Stock, or as a result of future changes in law or regulation. A “Regulatory Capital Treatment Event”, such as a change or proposed change in law or regulation after the original issue date with respect to whether the Series A Preferred Stock qualifies as a tier 1 capital instrument, could occur, which would give us the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series A Preferred Stock in accordance with its terms prior to the dividend payment date in             2027 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the FRB.

Our right to redeem the Series A Preferred Stock is subject to limitations. Under the FRB’s risk-based capital rules applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the FRB. We cannot assure you that the FRB will approve any redemption of the Series A Preferred Stock that we may propose. We understand that the factors that FRB will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans (to the extent we may be required to submit such plans in the future) and stress tests we submit to the FRB and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the FRB may change these factors at any time.

Holders of the Series A Preferred Stock will have limited voting rights.

Holders of the Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series A Preferred Stock will have voting rights only with respect to certain changes in terms of the Series A Preferred Stock, certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series A Preferred Stock—Voting rights.” Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series A Preferred Stock. While the depositary will vote the maximum number of whole shares of Series A Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

Additional offerings of debt, which would be senior to the Series A Preferred Stock upon liquidation, or equity securities may adversely affect the market price of the depositary shares.

We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock, securities convertible into preferred stock or common stock, and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of the Series A Preferred Stock.

We cannot assure you that a liquid trading market for the depositary shares will develop or be maintained, and you may find it difficult to sell your shares.

The depositary shares are a new issue with no established trading market. Application will be made to list the depositary shares on the NYSE under the symbol “          .” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so, and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

The amount of your liquidation preference is fixed and you have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per depositary share, plus an amount equal to all declared and unpaid dividends thereon to, but not including, the date of liquidation. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you have no right to receive or to participate in these amounts. In addition, if the market price of your depositary shares is greater than the liquidation preference, you have no right to receive the market price from us upon our liquidation.

Increased regulatory oversight and changes in the method pursuant to which the London Interbank Offered Rate (“LIBOR”) rates are determined may adversely affect the value of the Series A Preferred Stock.

From and including the dividend payment date in             2027, the dividend rate of the Series A Preferred Stock will be based on Three-month LIBOR. LIBOR is the subject of recent regulatory guidance and proposals for reforms. Reforms that have been implemented, as well as any reforms that may be implemented in the future, could cause LIBOR to perform differently from the past, or have other consequences that cannot be predicted.

In April 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) came into effect (the “FCA Rules”). The FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data for the purpose of determining LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, effective February 1, 2014, ICE Benchmark Administration Limited (the “ICE Administration”) was appointed as the independent LIBOR administrator.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that may be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, such as the Series A Preferred Stock and the depositary shares offered hereby. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the dividend rate of the Series A Preferred Stock is affected by reported LIBOR rates, the value of the Series A Preferred Stock and the depositary shares representing interests in the Series A Preferred Stock may be affected.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the depositary shares and the Series A Preferred Stock;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series A Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series A Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. The credit rating agencies may change their credit rating for us and our securities, including the Series A Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares, the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the Series A Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or Series A Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or Series A Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Series A Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

There may be future sales of the Series A Preferred Stock or the related depositary shares, which may adversely affect the market price of the depositary shares.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional Series A Preferred Stock or related depositary shares or securities similar to the Series A Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Stock or depositary shares in the future. Holders of the Series A Preferred Stock or the depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Series A Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

Holders of the depositary shares representing interests in the Series A Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series A Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for federal income tax purposes. See “Material United States Federal Income Tax Considerations.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares and the Series A Preferred Stock may decline.

USE OF PROCEEDS

We expect net proceeds of this offering, after deducting the underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $            .

We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series A Preferred Stock for general corporate purposes and expect to contribute a substantial portion of the net proceeds to the Banks.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of December 31, 2016 on an actual basis and an as adjusted basis to give effect to this offering. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2016
	Actual	As adjusted
	(in thousands, except share data)
Long-term debt:
Long-term Federal Home Loan Bank advances and repurchase agreements	$12,854,500		$12,854,500
Trust preferred securities	358,879		358,879

Total long-term debt	13,213,379		13,213,379

Stockholders’ equity:
Preferred stock at par $0.01 (5,000,000 shares authorized; no shares issued (actual) and shares issued (as adjusted)	—
Common stock at par $0.01 (900,000,000 shares authorized; 487,067,889 shares issued, and 487,056,676 shares outstanding)	4,871		4,871
Paid-in capital in excess of par	6,047,558		6,047,558
Retained earnings	128,435		128,435
Less:
Accumulated other comprehensive loss, net of tax	(56,713)		(56,713)
Treasury stock, at cost (11,213 shares)	(160)		(160)

Total stockholders’ equity	6,123,991

Total capitalization	$19,337,370	$

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The depositary will be the sole holder of the Series A Preferred Stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series A Preferred Stock shall mean the depositary. However, the holders of the depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described under the “Description of the Depositary Shares.”

The following is a brief description of the material terms of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation, including the certificate of designations creating the Series A Preferred Stock, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law and federal law governing bank holding companies.

General

Under our Amended and Restated Certificate of Incorporation, we have authority to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series A Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with powers, rights, preferences, qualifications, limitations, restrictions, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and other rights as our board (or a duly authorized committee of the board) may determine prior to the time of issuance. Prior to the issuance of the Series A Preferred Stock, we will have filed the certificate of designations with respect to the Series A Preferred Stock with the Secretary of State of the State of Delaware.

As of the date of this prospectus supplement, we have no issued and outstanding shares of preferred stock.

The Series A Preferred Stock represents a single series of our authorized preferred stock. We are offering depositary shares, representing shares of the Series A Preferred Stock, by this prospectus supplement and the accompanying prospectus. Shares of the Series A Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series A Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The authorized number of shares of the Series A Preferred Stock initially is             . Such number of shares may be increased or decreased by resolution of the board of directors (or a duly authorized committee of the board), without the vote or consent of the holders of the Series A Preferred Stock.

We reserve the right to re-open this series and issue additional shares of Series A Preferred Stock and related depositary shares either through public or private sales at any time and from time to time, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes. The additional shares of Series A Preferred Stock and related depositary shares would be deemed to form a single series with the Series A Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Series A Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•	senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of New York Community Bancorp, Inc.; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of the Series A Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for payment, noncumulative cash dividends applied to the Series A liquidation amount of $1,000 per share of the Series A Preferred Stock at a rate per annum equal to (i)            % on each dividend payment date relating to a fixed rate period (and for each such fixed rate period) and (ii) Three-month LIBOR plus             % on each dividend payment date relating to a floating rate period (and for each such floating rate period). A “dividend payment date” means (i) each            ,             ,              and              commencing             , 2017, to and ending             , 2027, and (ii) each             ,             ,             and             , commencing             , 2027, except as provided below. If any such date on or before             , 2027 is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series A Preferred Stock). If any such date after             , 2027 is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day. However, if the postponement would cause the day to fall in the next calendar month during a floating rate period, the dividend payment date will instead be brought forward to the immediately preceding business day.

A “business day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series A Preferred Stock) and continuing to but not including the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

Dividends will be paid to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series A Preferred Stock will be computed (a) in respect of a fixed rate period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) in respect of a floating rate period, by multiplying the per annum dividend rate in effect for that floating rate period by a fraction, the numerator of which will be the actual number of days in the floating rate period and the denominator of which will be 360, and multiplying the rate obtained by $1,000.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

“Three-month LIBOR” means, with respect to any floating rate period, the offered rate expressed as a percentage per annum for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate period, as that rate appears on Reuters Screen LIBOR01 as of 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. If Three-month LIBOR does not appear on Reuters Screen LIBOR01, Three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period, commencing on the first day of that floating rate period, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in that market selected by us and identified to the calculation agent, at approximately 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, Three-month LIBOR for that floating rate period will be the arithmetic mean of those quotations (rounded upward if necessary to the nearest 0.00001%). If fewer than two quotations are provided, Three-month LIBOR with respect to that floating rate period will be the arithmetic mean (rounded upward if necessary to the nearest 0.00001%) of the rates quoted by three major banks in New York City selected by us and identified to the calculation agent, at approximately 11:00 A.M., New York City time, on the first day of that floating rate period for loans in U.S. dollars to leading European banks for a three-month period, commencing on the first day of that floating rate period and in a principal amount of not less than $1,000,000. If fewer than three banks selected by us and identified to the calculation agent to provide quotations are quoting as described above, Three-month LIBOR with respect to that floating rate period will be the Three-month LIBOR in effect for the prior floating rate period or, in the case of the first floating rate period, the most recent rate that could have been determined had the floating rate period been applicable prior to first floating rate period. The calculation agent’s determination of Three-month LIBOR for each floating rate period and the calculation of the amount of dividends for each dividend period will be final and binding in the absence of manifest error.

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Reuters Screen LIBOR01” means the display on the Reuters Eikon (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for U.S. Dollar deposits).

Restrictions on dividends

So long as any share of the Series A Preferred Stock remains outstanding, no dividend will be declared or paid on the common stock or any other shares of junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan), unless (i) full dividends for the last preceding dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) and (ii) we are not in default on our obligation to redeem any shares of Series A Preferred Stock that have been called for redemption. The Company will not purchase, redeem or otherwise acquire, directly or indirectly, for consideration any shares of common stock or other junior stock (other than (1) as a result of a reclassification of such junior stock for or into other junior stock, (2) the exchange or conversion of one share of such junior stock for or into another share of such junior stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (4) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (6) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) nor will we pay or make available any monies for a sinking fund for the redemption of any shares of common stock or any other shares of junior stock during a dividend period, unless the full dividends for the most recently completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

If dividends are not paid in full upon the Series A Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series A Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series A Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock, any other junior stock and any dividend parity stock from time to time out of funds legally available for such payment, and the Series A Preferred Stock will not be entitled to participate in any such dividend.

Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, and the certificate of designations creating the Series A Preferred Stock provides that dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy rules.

Furthermore, throughout 2016, the Company was required to receive a non-objection from the FRB to pay cash dividends on its outstanding common stock, and the FRB has advised the Company to continue the exchange of written documentation to obtain the FRB’s non-objection to the declaration of dividends, including any dividends on the Series A Preferred Stock.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date. We may, at our option, with the prior approval of the FRB or any successor appropriate federal banking agency, redeem the shares of the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in             2027, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series A Preferred Stock called for redemption. Dividends will cease to accrue on the shares of the Series A Preferred Stock called for redemption from and including the redemption date. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Series A Preferred Stock, we must either (i) demonstrate to the satisfaction of the FRB that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Series A Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify tier 1 capital under regulations of the FRB immediately following or concurrent with redemption.

A “Regulatory Capital Treatment Event” means the good faith determination by New York Community Bancorp, Inc. that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of any share of the Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the original issue date of any share of the Series A Preferred Stock, there is more than an insubstantial risk that New York Community Bancorp, Inc. will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the FRB (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of the Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

If fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series A Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of every redemption of the Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Series A Preferred Stock is held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of the Series A Preferred Stock.

Each notice will state:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed and, if less than all shares of the Series A Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series A Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series A Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series A Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Our right to redeem the Series A Preferred Stock is subject to the prior approval of the FRB or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the appropriate federal banking agency will approve any redemption of the Series A Preferred Stock that we may propose. Moreover, unless the FRB authorizes us to do otherwise in writing, we expect that we will redeem the Series A Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element—for example, common stock or another series of noncumulative perpetual preferred stock.

Holders of the Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Liquidation rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the Series A liquidation amount of $1,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other junior stock. In addition, the Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series A Preferred Stock and all holders of any of our stock ranking equally with the Series A Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Company, the amounts paid to the holders of the Series A Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series A Preferred Stock has been paid in full to all holders of the Series A Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting rights

Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends.    If and when the dividends on the Series A Preferred Stock and any other class or series of our preferred stock that we may issue in the future, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series A Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series A Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series A Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series A Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock and voting parity stock (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of the Series A Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series A Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series A Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series A Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Under the FRB’s regulations implementing the Bank Holding Company Act (the “BHC Act”), if any holder of any series of preferred stock (including the Series A Preferred Stock) is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the FRB under the BHC Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the FRB under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

Other voting rights

So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	Amendment of Certificate of Incorporation or Bylaws. Any amendment of our Amended and Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws that would materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock (taken as a whole); provided that the amendment of our Amended and Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of dividend parity stock or other series of preferred stock ranking equally with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations.    Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another corporation, or any merger or consolidation of us with or into any entity other than a corporation unless in each case (x) the shares of the Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series A Preferred Stock pursuant to the preceding paragraph if such change were effected by an amendment of our Amended and Restated Certificate of Incorporation.

Each holder of the Series A Preferred Stock will have one vote per share on any matter on which holders of the Series A Preferred Stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Amended and Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect the Series A Preferred Stock and one or more but not all other series of our preferred stock, then only the Series A Preferred Stock and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated liquidation amounts (in lieu of all other series of our preferred stock).

No preemptive and conversion rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent & Registrar

Computershare, Inc. will be the transfer agent and registrar for the Series A Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series A Preferred Stock at such time. We expect to appoint a calculation agent prior to the commencement of the floating rate period. We may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all times during the floating rate period, a person or entity appointed and serving as such agent.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interest in the depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Legal Ownership and Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series A Preferred Stock. As described above under “Description of the Series A Preferred Stock”, we are issuing fractional interests in shares of the preferred stock in the form of the depositary shares. Each depositary share will represent a 1/40th ownership interest in a share of the Series A Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series A Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., as joint depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described under “Where You Can Find More Information” above.

Dividends and other distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of Series A Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of the depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of the depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of the depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of the depositary shares

If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series A Preferred Stock. Whenever we redeem shares of the Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series A Preferred Stock so redeemed. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by us pro rata, by lot or in such other manner we determine to be equitable. In any such case, we will redeem the depositary shares only in increments of 40 shares and any integral multiple thereof.

Voting of the Series A Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary shares will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series A Preferred Stock represented by such depositary shares.

Listing

We intend to apply to list the depositary shares on the NYSE under the symbol “                .” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the original issuance date of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed.

Form of the depositary shares

The depositary shares will be issued in book-entry form through DTC, as described under “Legal Ownership and Book-Entry Issuance” below. The Series A Preferred Stock will be issued in registered form to the depositary.

Depositary

Computershare, Inc. and Computershare Trust Company, N.A. will be the joint depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries’ names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances described elsewhere in this section, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

•	will not be able to transfer beneficial interests except in accordance with the applicable procedures of DTC; and

•	will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Series A Preferred Stock represented by the depositary shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form of registration, we will replace the global depositary receipt with definitive depositary receipts.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of New York Community Bancorp, Inc., the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by New York Community Bancorp, Inc. within 90 days, New York Community Bancorp, Inc. will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at the option of New York Community Bancorp, Inc., in accordance with the rules and procedures of DTC in addition to those provided for under the preceding sentence. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the depositary shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the depositary shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that New York Community Bancorp, Inc. believes to be reliable, but New York Community Bancorp, Inc. takes no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series A Preferred Stock and the depositary shares representing shares of such Series A Preferred Stock. When we refer to the Series A Preferred Stock in this section, we mean both the Series A Preferred Stock and the depositary shares representing shares of such Series A Preferred Stock.

The summary is limited to taxpayers who will hold the Series A Preferred Stock as capital assets for tax purposes and who purchase the Series A Preferred Stock in the initial offering at the initial offering price. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that purchases or sells the Series A Preferred Stock as part of a wash sale for tax purposes;

•	a person that owns the Series A Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a United State expatriate; or

•	a person liable for alternative minimum tax.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the Series A Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series A Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series A Preferred Stock.

Beneficial owners of depositary shares representing shares of the Series A Preferred Stock will be treated as owners of the underlying Series A Preferred Stock for U.S. federal income tax purposes. Exchanges of Series A Preferred Stock for depositary shares, and depositary shares for Series A Preferred Stock, will generally not be subject to U.S. federal income tax.

Please consult your own tax advisor concerning the consequences of owning the Series A Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences of an investment in the Series A Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are:

•	an individual citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Distributions on the Series A Preferred Stock

Distributions with respect to our Series A Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series A Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock. If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series A Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series A Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series A Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of the Series A Preferred Stock

Redemption of your Series A Preferred Stock generally would be a taxable event. You would be treated as if you had sold your Series A Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Series A Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Series A Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series A Preferred Stock for more than one year. Because the determination as to whether any of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. If you are a corporate holder of Series A Preferred Stock, the dividend may be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Internal Revenue Code. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series A Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the application of the extraordinary dividend rules (if you are a corporation) and the allocation of your basis between the redeemed shares and any shares of Series A Preferred Stock that you still hold (or are held by a person related to you).

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of the Series A Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series A Preferred Stock.

United States Alien Holders

This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by a United States alien holder. You are a United States alien holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series A Preferred Stock.

Distributions on the Series A Preferred Stock

Except as described below, if you are a United States alien holder of the Series A Preferred Stock, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “United States Holders—Redemption of the Series A Preferred Stock”) paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, certain payors will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:

•	a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed to United States alien holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series A Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition (including a redemption that is treated as a disposition) of the Series A Preferred Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a United States alien holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual United States alien holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

As discussed above in “United States Holders—Redemption of the Series A Preferred Stock”, certain redemptions may be treated as dividends for United States federal income tax purposes. See “—Distributions on the Series A Preferred Stock”, above, for a discussion of the tax treatment of such redemptions. Furthermore, if a broker or other paying agent is unable to determine whether the redemption should be treated as a distribution, such paying agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case, you may be eligible to obtain a refund of all or a portion of any tax).

Withholdable payments to foreign financial entities and other foreign entities

A 30% withholding tax may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. persons if you or any such institution receiving payments on your behalf fails to comply with information reporting requirements (“FATCA withholding”). Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. You could be affected by this withholding with respect to your Series A Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series A Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Withholding will not apply to payments of gross proceeds from a sale or other disposition of our Series A Preferred Stock before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup withholding and information reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale of Series A Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Series A Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of preferred stock under FATCA if you are presumed to be a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons and penalties and liabilities under ERISA and the Internal Revenue Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non- ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or disposition of the securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or disposition of the securities offered hereby. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of securities offered hereby nor the underwriters, nor any of their respective affiliates (directly or indirectly), have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemption will be satisfied.

Because of the foregoing, the securities offered hereby should not be acquired by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.

Any purchaser of the securities offered hereby or any interest therein will be deemed to have represented by its acquisition of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and disposition of the securities offered hereby will not constitute a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

UNDERWRITING

Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the underwriters, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the depositary shares being offered. Subject to the terms and conditions of the underwriting agreement between us and the representatives on behalf of the several underwriters, we have agreed to issue and sell, and the underwriters through their representatives have severally, but not jointly, agreed to purchase from us, the respective number of the depositary shares set forth opposite the name of each underwriter below.

Underwriters	Number of Depositary Shares
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Sandler O’Neill & Partners, L.P.
Raymond James & Associates, Inc.

Total

Subject to the conditions precedent specified in the underwriting agreement, the underwriters are obligated to take and pay for all of the depositary shares offered if any depositary shares are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the depositary shares may be terminated.

The following table shows the per-share and total underwriting discounts and commissions to be paid to the underwriters by us.

Paid by New York Community Bancorp, Inc.

Per depositary share	$
Total	$

Underwriting discounts and commissions and offering expenses

The depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per depositary share from the initial public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $             per depositary share from the public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance of the depositary shares from us. The underwriters may reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $             for expenses, excluding underwriting discounts and commissions.

Listing

We intend to apply to list the depositary shares on the NYSE under the symbol “                .” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the original issuance date of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed.

No sale of similar securities

We have agreed for a period of 30 days from the date of this prospectus supplement, that we will not, subject to certain exceptions, without the prior written consent of the representatives of the underwriters, directly or indirectly offer, sell, contract to sell, pledge, sell or grant any option, right or warrant to purchase, make any short sale or otherwise dispose of any of our securities that in the judgment of the representatives are substantially similar to the depositary shares or any securities convertible into or exchangeable for any such securities.

Indemnification and contribution

We have agreed to indemnify the several underwriters, their respective controlling persons and any affiliate of any such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of the depositary shares against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

Price stabilization and short positions and penalty bids

In connection with the offering, the underwriters may purchase and sell shares of our depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the depositary shares made by the underwriters in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our depositary shares. As a result, the price of our depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Affiliations with underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us in the ordinary course of business, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

The underwriters intend to offer the depositary shares for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the depositary shares for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Notice to Prospective Investors in Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a Relevant Member State), no offer any depositary shares which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any depositary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any depositary shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the depositary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any depositary shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We and the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at (i) persons who are outside the United Kingdom, (ii) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus as “relevant persons.” This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The depositary shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth), or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons, which we refer to in this prospectus as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring depositary shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

VALIDITY OF THE SECURITIES

The validity of the Series A Preferred Stock and the depositary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, which regularly performs legal services for us. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; stock purchase contracts; stock purchase units; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2016

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, or units consisting of a combination of these securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. References to the “Community Bank” mean New York Community Bank, references to the “Commercial Bank” mean New York Commercial Bank, and references to the “Banks” mean New York Community Bank and New York Commercial Bank, collectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, the “Securities Act,” that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, the “Exchange Act.”

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at (800)-732-0330 for more information on the operation of the SEC’s Public Reference Room.

The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015

Current Reports on Form 8-K	January 27, 2016, April 8, 2016, and April 20, 2016 (in each case only with respect to Item 8.01);

The description of NYCB common stock and preferred stock set forth in the registration statement on Form 8-A (No. 1-31565) and any amendment or report filed with the SEC for the purpose of updating this description	December 12, 2002

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case other than portions that are not deemed to be “filed” with the SEC, including any information pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K unless indicated otherwise in any such Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or phone number:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4420

In addition, we maintain a corporate website, www.myNYCB.com. On our website, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or other similar expressions. Although we believe that our plans, intentions, and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that they will be achieved or realized.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results, to differ materially from our forward-looking statements are set forth under the headings “Cautionary Statement Regarding Forward-Looking Language” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including from Astoria Financial Corporation (“Astoria Financial”), into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	risks relating to unanticipated costs of integration;

•	the ability to obtain shareholder and regulatory approval of any merger transactions we may propose (including the proposed merger with Astoria Financial) in a timely manner or otherwise;

•	potential exposure to unknown or contingent liability of companies we have acquired, may acquire, or target for acquisition, including Astoria Financial;

•	failure to satisfy other closing conditions to any mergers we may propose, including the merger with Astoria Financial;

•	the potential impact of the announcement or consummation of any merger we propose (including the proposed merger with Astoria Financial) on relationships with third parties, including customers, employees, and competitors;

•	failure to obtain applicable regulatory approvals for the payment of future dividends;

•	the ability to pay future dividends at currently expected rates;

•	the ability to hire and retain key personnel;

•	the ability to attract new customers and retain existing ones in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	changes in accounting principles, policies, practices, or guidelines;

•	a material breach in performance by the Community Bank under our loss sharing agreements with the FDIC;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

You should not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

NEW YORK COMMUNITY BANCORP, INC.

One of the largest U.S. bank holding companies, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With 257 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, New York Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. We are in the process of seeking approval from our regulators for the merger of New York Commercial Bank with and into New York Community Bank upon the completion of which we will have one bank subsidiary, New York Community Bank.

On October 28, 2015, we entered into an Agreement and Plan of Merger with Astoria Financial Corporation. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Astoria Financial will merge with and into the Company, with the Company as the surviving corporation in the merger. Immediately following the merger, Astoria Financial’s wholly owned subsidiary, Astoria Bank, will merge with and into New York Community Bank, with New York Community Bank continuing as the surviving savings bank in the bank merger. The merger is subject to customary closing conditions and, pending receipt of the necessary shareholder and regulatory approvals, the merger is currently expected to be completed in mid to late 2016.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number is (516) 683-4100. Our common stock trades on the New York Stock Exchange under the symbol “NYCB.”

Additional information about us and our subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information” on page 4.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	0.75	2.39	2.35	2.57	2.42
Including Interest on Deposits	0.63	2.91	2.82	2.22	2.09

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock; financing possible acquisitions of branches or other financial institutions or financial service companies; extending credit to, or funding investments in, our subsidiaries; and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurring basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and Wilmington Trust, National Association, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,”

between us and Wilmington Trust, National Association, as subordinated indenture trustee. Copies of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

The senior debt securities will be unsecured and will rank equally with all of our other senior unsecured indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under “Subordinated Debt Securities—Subordination” beginning on page 19.

The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. In addition, indentures do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities that we or our subsidiaries may issue, including indebtedness may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities that may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum, or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated and, if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as “maturity consideration”;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates, and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee, according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security, and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

No service charge will be required for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places, and subject to the restrictions set forth in the applicable indenture the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following constitute events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium on senior debt securities when due;

•	default in the payment of any interest on senior debt securities when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on senior debt securities when due;

•	default in the deposit of any sinking fund payment on senior debt securities when due;

•	default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness, and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

•	specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

•	any other event of default provided with respect to senior debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events in bankruptcy, insolvency or reorganization; and

•	with respect to a particular series of subordinated debt securities, any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

•	any event of default with respect to subordinated debt securities of that series;

•	default in the payment of any principal or premium on subordinated debt securities of that series when due;

•	default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

•	default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

•	any other default provided with respect to subordinated debt securities of that series.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series, may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or the aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series, also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

We are required to furnish annually to the indenture trustees a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, the issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

•	change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on, or with respect to, any debt security issued under that indenture;

•	reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture, or to waive compliance with certain provisions of the indenture;

•	make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, unless otherwise indicated in the applicable prospectus supplement for a series of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

•	reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

The holders of at least a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default” beginning on page 12.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add events of default;

•	to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

(2)	perform and observe all of our other obligations under the indentures; and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of our assets, or recapitalization of or involving NYCB or a change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act”. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

SENIOR DEBT SECURITIES

The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries. Unless otherwise indicated in the applicable prospectus supplement, we may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a “principal constituent bank” of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A “principal constituent bank” is a bank subsidiary that has total assets equal to 30% or more of our assets. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, New York Community Bank is our only principal constituent bank and no other banking subsidiaries have been designated as principal constituent banks with respect to any series of debt securities.

This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger, or consolidation, of a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving of that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

•	if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will directly own not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

•	if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•	if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

Limitation upon Liens on Certain Capital Stock. Unless otherwise indicated in the applicable prospectus supplement, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings, so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1)	depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument, and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of NYCB for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof);

(ii) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

(iii) all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

(iv) any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

“Senior Indebtedness” does not include:

(i) any indebtedness in which the instrument or instruments evidencing or securing the same, or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities; or

(ii) trade accounts payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities of each series will rank equally in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

General

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 600,000,000 shares of its common stock, $0.01 par value, of which 486,929,814 shares were issued and outstanding as of March 31, 2016. NYCB is also authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, of which none have been issued as of March 31, 2016. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, NYCB may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Banks are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. Various federal and state laws and regulations limit the amount of dividends that our subsidiary Banks may pay to us. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. For more information, see the section captioned “Business—Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2015.

On a stand-alone basis, NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of a class of voting stock, control of the election of a majority of the directors, or the power to exercise a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of a class of voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of the NYSDFS’s banking board before a person, group of persons, or company may acquire 10% or more of the voting stock of NYCB or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior NYSDFS approval before it acquired 5% or more of the voting stock of NYCB.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Amended and Restated Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	the voting rights (if any) of holders of shares of the preferred stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities or other securities, including our common stock, preferred stock, stock purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Stock Purchase Contracts and Stock Purchase Units,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with, or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets, to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•	the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents, and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures, with the same effect as if such successor corporation had been named as us.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then pre-vailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     Depositary Shares

Each representing 1/40th Interest in a Share of

Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock

Joint Active Book-Running Managers

Goldman, Sachs & Co.	BofA Merrill Lynch	Credit Suisse

Joint Passive Book-Running Managers

Citigroup	Sandler O’Neill + Partners, L.P.

Lead Manager

Raymond James